As filed with the Securities and Exchange Commission on September 29, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PHIO PHARMACEUTICALS CORP.
(Exact name of Registrant as specified in its charter)

Delaware	45-3215903
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

257 Simarano Drive, Suite 101
Marlborough, Massachusetts 01752
(Address, including zip code, of principal executive offices)

Phio Pharmaceuticals Corp. 2020 Long Term Incentive Plan
(Full title of the plans)

Robert J. Bitterman

President & CEO

Phio Pharmaceuticals Corp.

257 Simarano Drive, Suite 101

Marlborough, Massachusetts 01752

(508) 767-3861

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Steven J. Abrams

Hogan Lovells US LLP

1735 Market Street, Suite 2300

Philadelphia, Pennsylvania 19103

(267) 675-4600

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed by Phio Pharmaceuticals Corp. (the “Registrant”) to register 125,500 additional shares of the Registrant’s common stock, par value $0.0001 (the “Common Stock”), issuable under the Phio Pharmaceuticals Corp. 2020 Long Term Incentive Plan, as amended (the “2020 Plan”).

Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of the registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant on December 23, 2020 (File No. 333-251670) relating to the 2020 Plan, except to the extent supplemented, amended or superseded by the information set forth herein.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference in this registration statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 22, 2023;

(b)	The Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, filed with the Commission on May 11, 2023 and August 10, 2023, respectively;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 6, 2023, January 25, 2023, February 13, 2023, February 22, 2023, March 10, 2023, April 17, 2023, April 18, 2023, April 20, 2023, April 20, 2023, May 16, 2023, May 24, 2023, June 2, 2023, July 26, 2023 and August 21, 2023; and

(d)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A12B filed with the SEC on February 7, 2014, as updated by the description of the Registrant’s Common Stock filed as Exhibit 4.13 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Commission on March 26, 2020, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such Items), and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference in this registration statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this registration statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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Item 8. Exhibits

The following exhibits are submitted herewith or incorporated by reference herein.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Phio Pharmaceuticals Corp. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 19, 2018, File No. 001-36304).
4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Phio Pharmaceuticals Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 14, 2020, File No. 001-36304).
4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Phio Pharmaceuticals Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on January 25, 2023, File No. 001-36304).
4.4	Certificate of Designation of Series D Preferred Stock, dated November 16, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 16, 2022, File No. 001-36304).
4.5	Amended and Restated Bylaws of Phio Pharmaceutical Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 2, 2022, File No. 001-36304).
4.6	Specimen Common Stock Certificate (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the Commission on November 19, 2018, File No. 001-36304).
4.7	Phio Pharmaceuticals Corp. 2020 Long Term Incentive Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 26, 2023, File No. 001-36304).
4.8	Form of Restricted Stock Unit Award under the Phio Pharmaceuticals Corp. 2020 Long Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 25, 2021, File No. 001-36304).
5.1*	Opinion of Hogan Lovells US LLP.
23.1*	Consent of BDO USA, P.C., an Independent Registered Public Accounting Firm
23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
24*	Power of Attorney (included on signature page hereto).
107*	Filing Fee Table.

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Marlborough, Massachusetts, on the 29th day of September, 2023.

PHIO PHARMACEUTICALS CORP.

By:	/s/ Robert J. Bitterman
Name:	Robert J. Bitterman
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert J. Bitterman his or her true and lawful attorney-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 29, 2023.

Signature	Title

/s/ Robert J. Bitterman	President, Chief Executive Officer and Director (Principal Executive Officer and Principal Financial Officer)
Robert J. Bitterman

/s/ Caitlin Kontulis	Vice President of Finance and Administration and Secretary (Principal Accounting Officer)
Caitlin Kontulis

/s/ Patricia A. Bradford	Director
Patricia A. Bradford

/s/ Robert L. Ferrara	Director
Robert L. Ferrara

/s/ Jonathan E. Freeman	Director
Jonathan E. Freeman, Ph.D.

/s/ Curtis A. Lockshin	Director
Curtis A. Lockshin, Ph.D.

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